Radius

Consulting Agreement

This Agreement ("Agreement") is entered into between Radius Consulting, Inc. ("Consultant") and Takedown Entertainment Inc. ("Company").

In consideration of the mutual promise contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

1. PROVISION OF SERVICES

A) Consultant shall, to the extent reasonably required in the conduct of the business of the company, place at the disposal of the Company, its judgment and experience and, to such extent and at the written request of the president of the Company, provide business development and financial marketing services including without limitation the following:

(I) Execution of marketing functions on behalf of the Company to include but not be limited to;

- *A) Retail & Institutional marketing. All costs associated with dissemination of the company's message will be covered by Consultant.*
- *B) Inbound shareholder call management.*
- *C) Complete Press Release development & editing services.*
- *D) Maintain and service company's current shareholder list (if available).*

(II) Consultant shall use its best effort in the furnishing of advice and recommendations, and for this purpose shall, at times, maintain or keep and make available qualified persons or a network of qualified outside professionals for the performance of it's obligations under this agreement. To the extent reasonably practical, Consultant shall use its own personnel rather than outside professionals.

2. NATURE OF SERVICES

The Company hereby retains the Consultant as an independent contractor, and the Consultant hereby accepts and agrees to such retention. It is acknowledged and agreed by the Company that the Consultant carries neither professional licenses nor memberships in any self-regulatory organizations. It is further acknowledged and agreed by the Company that the Consultant is not rendering legal advice or performing accounting services and is not acting and shall not act as an investment advisor or broker dealer within the meaning of any applicable state or federal securities laws.

3. INDEPENDENT CONTRACTOR STATUS

The Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to create an employer- employee relationship between the parties to this Agreement. The Company shall not make social security, workers' compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that the Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by the Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. The Consultant will use its reasonable business efforts in providing services to Company.

4. OTHER ACTIVITIES OF CONSULTANT

The Company recognizes that Consultant now renders and may continue to render management and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents hereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote the resources it deems reasonable or necessary for such purposes.

5. NON-CIRCUMVENTION

The Company agrees that it will not make contact with, communicate with, deal with or otherwise be involved in any transaction(s) with any person, entity, association, banking or lending institutions, trusts, corporation, companies, or individuals, lenders or borrowers, buyers or sellers, or any third party which is directly or indirectly located, identified or introduced by the other party to this Agreement, without first obtaining expressed, specific written consent of the introducing, locating or identifying party.

6. COMPENSATION & TERM

$2,500 due each month for a period of ninety (90) days. Initial payment due at closing.

7. IN GENERAL

This Agreement sets forth the entire Agreement, and the understanding between the parties with respect to its subject matter and supersedes all prior discussions, agreements and understandings, of every and any nature between them with respect thereto. This Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to agreements made to be performed entirely within such state.

In witness whereof, the parties have caused this Agreement to be signed by their respective officers or representatives duly authorized on the day and year first above written.

"Consultant"
Radius Consulting Inc.

[signature] ____________________ 8.11.11 ____________________

Justin C. Kulik
Partner

Date

"Company"
Takedown Entertainment Inc.

[signature] ____________________ Aug 10 2011 ____________________

Peter E. Wudy
President & CEO

Date